Exhibit 8.1

Subsidiaries

As of December 31, 2012, we owned, directly or indirectly, the following subsidiaries. All of these entities are private limited liability companies and they do business in their corporate names.

Name of entity	Our interest	Jurisdiction of incorporation
CNOOC China Limited	100%	Tianjin, PRC

CNOOC International Limited	100%	British Virgin Islands

China Offshore Oil (Singapore) International Pte Ltd	100%	Singapore

CNOOC Finance (2003) Limited	100%	British Virgin Islands

Malacca Petroleum Limited	100%	Bermuda

OOGC America, Inc.	100%	Delaware, USA

OOGC Malacca Limited	100%	Bermuda

CNOOC Southeast Asia Limited	100%	Bermuda

CNOOC Africa Holding Ltd.	100%	British Virgin Islands

CNOOC Africa Ltd.	100%	British Virgin Islands

CNOOC Africa (UK) Limited	100%	London, U.K.

CNOOC SES Ltd.	100%	Labuan, F.T., Malaysia

CNOOC Poleng Ltd.	100%	Labuan, F.T., Malaysia

CNOOC Madura Ltd.	100%	Labuan, F.T., Malaysia

CNOOC NWS Private Limited	100%	Singapore

CNOOC Australia E&P Pty Ltd	100%	Australia

CNOOC Wiriagar Holding Limited	100%	British Virgin Islands

CNOOC Muturi Holding Limited	100%	British Virgin Islands

CNOOC Muturi Limited	100%	The Isle of Man

CNOOC Belgium BVBA	100%	Belgium

CNOOC Australia Limited	100%	British Virgin Islands

CNOOC Exploration & Production Nigeria Limited	100%	Nigeria

AERD Projects Nigeria Limited	92.11%	Nigeria

CNOOC Hong Kong Holding Limited	100%	Hong Kong

CNOOC Myanmar Holding Ltd.	100%	British Virgin Islands

CNOOC Myanmar Ltd.	100%	British Virgin Islands

CNOOC Middle East (Qatar) Limited	100%	British Virgin Islands

CNOOC Congo SA	100%	Republic of Congo

CNOOC Caspian (Kazakhstan) Ltd.	100%	Cayman Islands

CNOOC Singapore Private Limited	100%	Singapore

CNOOC Australia Energy Pty Ltd	100%	Australia

CNOOC Batanghari Ltd.	100%	Malaysia

CNOOC Palung Aru Ltd.	100%	Malaysia

CNOOC FPSO Holding Limited	100%	Liberia

CNOOC Liberia Limited	100%	Liberia

CNOOC Uganda (BVI) Ltd	100%	British Virgin Islands

De coöperatieve vereniging CNOOC Netherlands U.A.	100%	The Netherlands

CNOOC Netherlands B.V.	100%	The Netherlands

CNOOC Uganda Ltd	100%	Uganda

CNOOC Deepwater Development Limited	100%	Zhuhai, PRC

CNOOC Hainan Dock Limited	100%	Zhuhai, PRC

CNOOC Iraq Limited	100%	British Virgin Islands

CNOOC Finance (2011) Limited	100%	British Virgin Islands

CNOOC Algeria (BVI) Limited	100%	British Virgin Islands

CNOOC Reserves Fund I, Ltd.	100%	Cayman Islands

CNOOC Luxembourg S.à r.l.	100%	Luxembourg

CNOOC Investment Canada Inc.	100%	Canada

CNOOC Canada Inc.	100%	Canada

CNOOC Eagle Ford Midstream LLC	100%	Delaware, USA

CNOOC Niobrara Midstream LLC	100%	Delaware, USA

CNOOC Finance (2012) Limited	100%	British Virgin Islands

CNOOC Canada Holding ULC	100%	Canada

Tainan-Chaoshan Petroleum Operating Company Limited*	50%	British Virgin Islands

Husky - CNOOC Madura Limited *	40%	British Virgin Islands

Chaoyang Petroleum (BVI) Limited*	50%	British Virgin Islands

Chaoyang Petroleum (Trinidad) Block 3A Limited*	50%	Barbados

Chaoyang Petroleum (Trinidad) Block 2C Limited*	50%	Barbados

Bridas Corporation*	50%	British Virgin Islands

Northern Cross (Yukon) Limited*	60%	Canada

PNG Energy Limited	70%	British Virgin Islands

GINI Energy Ltd	70%	Papua New Guinea
*      We and our partners jointly control these entities.